Exhibit 4(b)(2)

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                               AVISTA CORPORATION




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                              OFFICER'S CERTIFICATE




                      (Under Section 301 of the Indenture,
                            dated as of _____, 2004)




                  Establishing Series of Securities Designated
                    Subordinated Debt Securities, Series ____




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                               _____________, 2004



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                               AVISTA CORPORATION

                              OFFICER'S CERTIFICATE
                      (Under Section 301 of the Indenture,
                            dated as of _____, 2004)

                  I,  _______________,  _________________  of AVISTA CORPORATION
(the "Company"), in accordance with Section 301 of the Indenture, dated as of _____, 2004 (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to Union Bank of California, N.A., trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

                                     PART I

                  Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (u) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said
Section 301).

                  (a) the title of the Securities of such series, being Series No. 1 under the Indenture, shall be "Subordinated Debt Securities, Series __" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Notes"); the Notes are to be issued and sold to AVA Capital Trust III; and all references herein to the Declaration, the Institutional Trustee and the Trust Securities relate to the Trust;

                  (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to _____, except as contemplated in Section 301(b) of the Indenture;

                  (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Note attached hereto and hereby authorized and approved;

                  (d)  the   principal   of  the  Notes   shall  be  payable  on
___________, _____;

                  (e) Article 4 of the Declaration sets forth the procedures to determine the Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities. While the Preferred Securities are outstanding, the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to the Notes shall be the same as the Distribution Rate, Distribution Periods and Distribution Payment Dates and associated terms relating to the Preferred Securities, respectively. If the Trust is dissolved and the Notes are distributed to the holders of the Preferred Securities, the interest payable, Interest Rate, Interest Periods, Interest Payment Dates and the redemption provisions with respect to Fixed Rate Periods for the Preferred Securities and the Remarketing Procedures shall remain the same with respect to the Notes distributed to the holders of Preferred Securities except: (i) the effects of the


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Declaration  Events of Default will only be  occasioned by the Events of Default and (ii) the cure and waiver provisions relating to the Declaration Events of Default will be superceded by the cure and waiver provisions relating to the Events of Default. In addition, if the Trust is dissolved and the Notes are distributed to the holders of the Preferred Securities, the below described procedures will be applicable to the Notes.

                           (i) interest payments shall accrue from the date of original issuance until Maturity or the Redemption Date. During the Initial Fixed Rate Period, interest will be payable semiannually in arrears on _____ and _____ of each year, commencing on _____, 2004. During any Fixed Rate Period, other than the Initial Fixed Rate Period, interest will be payable semiannually in arrears on Interest Payment Dates determined based on the Remarketing Date (if the Notes are remarketed for a new Fixed Rate Period that begins on _____ or _____, interest will be payable on _____ and _____ of each year, and if the Notes are remarketed for a new Fixed Rate Period that begins on _____ or _____, interest will be payable on _____ and _____ of each year). During any Floating Rate Period, interest will be payable quarterly in arrears on _____, _____, _____ and _____ of each year;

                           (ii) if any Interest Payment Date with respect to a Fixed Rate Period is not a Business Day, interest will be payable, without additional interest, on the immediately succeeding Business Day, with the same force and effect as if payment was made on the date such payment was originally payable (and without the accrual of any additional amount of interest). If any Interest Payment Date with respect to a Floating Rate Period is not a Business Day, then interest will be payable on the immediately succeeding Business Day and interest shall accrue to the actual payment date (except for an Interest Payment Date that coincides with Maturity or the Redemption Date);

                           (iii) the amount of interest payable on each Interest Payment Date relating to a Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable on each Interest Payment Date in respect of a Floating Rate Period will be computed by multiplying the per annum Interest Rate in effect for such Interest Period by a fraction, the numerator of which will be the actual number of days in such Interest Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $1,000;

                           (iv) interest on the Notes will be deferred during any Extension Period (as defined below) but will continue to accrue. The payment of such interest, together with any interest thereon, will be distributed to the holders of Notes at the end of any Extension Period;

                           (v) each Note upon registration of transfer or in exchange for or in lieu of any other Note shall carry the rights of interest accrued and unpaid, and to accrue, which were carried by such other Note;

                           (vi) during the Initial Fixed Rate Period, the Interest Rate shall be the Initial Interest Rate;

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                           (vii) prior to the  expiration  of the Initial  Fixed
         Rate Period and any subsequent Fixed Rate Period or an Interest Period with respect to a Floating Rate Period or an Interest Period in a Fixed Rate Period during a time in which the Notes are redeemable in such Fixed Rate Period, the Company will have the option to remarket the Notes to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Interest Period). If the Company elects to conduct a Remarketing of the Notes for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period, the Company shall not less than 20 nor more than 35 Business Days prior
         to  the  related  Election  Date,  notify  the  Clearing  Agency,   the
         Calculation Agent, the Trustee and the Remarketing Agent. If the Notes are not issued in global, fully registered form to the Clearing Agency, such notice shall be delivered to the holders of the Notes instead of the Clearing Agency. Such notice shall indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that apply during such new Fixed Rate Period. The Company shall have the right to terminate a Remarketing at any time prior to the Election Date by notice of such termination to the Clearing Agency, the Remarketing Agent, the Trustee and the Calculation Agent;

                           (viii) if the  Remarketing  Agent has determined that
         it will be able to remarket all Notes tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Note, on such Remarketing Date, the Interest Rate for the new Fixed Rate Period will be the Fixed Rate determined by the Remarketing Agent, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum that will enable it to remarket all Notes tendered or deemed tendered for Remarketing at a price of $1,000 per Note;

                           (ix) if the Company does not elect to remarket the Notes or has terminated a Remarketing or if the Remarketing Agent is unable to remarket all of the Notes tendered or deemed tendered for a purchase price of $1,000 per Note, the Interest Rate for the next Interest Period shall be the Floating Rate and the new Interest Period shall be a Floating Rate Period;

                           (x)  the   Calculation   Agent  shall  calculate  the
         Floating Rate on the Floating Rate Determination Date as follows:

                                    (A) Except as provided  below,  the Floating
                  Rate for any Floating Rate Period for the Notes will be equal to the Adjustable Rate (as defined below) plus ___%. The "Adjustable Rate" for any Interest Period will be equal to the highest of the 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT (each as defined below and collectively referred to as the "Benchmark Rates") for such Interest Period during the Floating Rate Period. In the event that the Calculation Agent determines in good faith that for any reason:

                                    (1) any one of the Benchmark Rates cannot be determined for any Interest Period, the Adjustable Rate for such Interest Period will be equal to the higher of whichever two of such rates can be so determined;

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                                    (2) only one of the  Benchmark  Rates can be
                                    determined for any Interest Period, the Adjustable Rate for such Interest Period will be equal to whichever such rate can be so determined; or

                                    (3)  none  of  the  Benchmark  Rates  can be
                                    determined for any Interest Period, the Adjustable Rate for the preceding Interest Period will be continued for such Interest Period.

                                    (B) The "3-month LIBOR Rate" means, for each
                  Interest Period, the arithmetic average of the two most recent weekly quotes for deposits for U.S. Dollars having a term of three months, as published on the first Business Day of each week immediately preceding the Interest Period for which the Floating Rate is being determined. Such quotes will be taken from Telerate Page 3750 at approximately 11:00 a.m. London time on the Floating Rate Determination Date. If such rate does not appear on Telerate Page 3750 on the Floating Rate Determination Date, the 3-month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the relevant date for loans in U.S. Dollars to leading European banks for a period of three months.

                                    (C) The  "10-year  Treasury  CMT"  means the
                  rate determined in accordance with the following provisions:

                                    (1)  With  respect  to  any  Floating   Rate
                                    Determination  Date and the Interest  Period
                                    that  begins  immediately  thereafter,   the
                                    10-year   Treasury   CMT   means   the  rate
                                    displayed  on  Telerate  Page 7051 under the
                                    caption        "...Treasury         Constant
                                    Maturities...Federal  Reserve  Board Release
                                    H.15...Mondays   Approximately  3:45  P.M.",
                                    under  the  column  for the  Designated  CMT
                                    Maturity Index (as defined below).

                                    (2) If such rate is no longer  displayed  on
                                    the relevant page, or is not so displayed by
                                    3:00  P.M.,  New  York  City  time,  on  the
                                    applicable Floating Rate Determination Date,
                                    then  the  10-year  Treasury  CMT  for  such
                                    Floating  Rate  Determination  Date  will be
                                    such treasury constant maturity rate for the
                                    Designated   CMT   Maturity   Index   as  is
                                    published in H.15(519).

                                    (3) If such rate is no longer  displayed  on
                                    the relevant  page,  or if not  published by
                                    3:00  P.M.,  New  York  City  time,  on  the
                                    applicable Floating Rate Determination Date,
                                    then  the  10-year  Treasury  CMT  for  such
                                    Floating  Rate  Determination  Date  will be
                                    such constant maturity treasury rate for the
                                    Designated  CMT  Maturity  Index  (or  other
                                    United   States   Treasury   rate   for  the
                                    Designated  CMT  Maturity   Index)  for  the
                                    applicable Floating Rate Determination Date with respect to such interest reset date as may



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                                    then be  published  by  either  the Board of
                                    Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Telerate Page 7051 and published in H.15(519).

                                    (4) If such  information  is not provided by
                                    3:00  P.M.,  New  York  City  time,  on  the
                                    applicable Floating Rate Determination Date,
                                    then  the  10-year  Treasury  CMT  for  such
                                    Floating  Rate  Determination  Date  will be
                                    calculated by the Calculation Agent and will
                                    be  a  yield  to  maturity,   based  on  the
                                    arithmetic  mean  of  the  secondary  market
                                    offered rates as of approximately 3:30 P.M.,
                                    New York City  time,  on the  Floating  Rate
                                    Determination  Date  reported,  according to
                                    their  written  records,  by  three  leading
                                    primary United States government  securities
                                    dealers  in The  City of New York  (each,  a
                                    "Reference    Dealer")   selected   by   the
                                    Calculation  Agent (from five such Reference
                                    Dealers  selected by the  Calculation  Agent
                                    and eliminating  the highest  quotation (or,
                                    in  the  event  of  equality,   one  of  the
                                    highest)  and the lowest  quotation  (or, in
                                    the event of equality,  one of the lowest)),
                                    for  the   most   recently   issued   direct
                                    noncallable  fixed rate  obligations  of the
                                    United States  ("Treasury  Debentures") with
                                    an original  maturity of  approximately  the
                                    Designated   CMT   Maturity   Index   and  a
                                    remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

                                    (5) If the  Calculation  Agent is  unable to
                                    obtain   three  such   Treasury   Debentures
                                    quotations, the 10-year Treasury CMT for the
                                    applicable  Floating Rate Determination Date
                                    will be calculated by the Calculation  Agent
                                    and will be a yield to maturity based on the
                                    arithmetic  mean  of  the  secondary  market
                                    offered rates as of approximately 3:30 P.M.,
                                    New  York  City  time,  on  the   applicable
                                    Floating  Rate  Determination  Date of three
                                    Reference  Dealers  in The  City of New York
                                    (from five such Reference  Dealers  selected
                                    by the Calculation Agent and eliminating the
                                    highest  quotation  (or,  in  the  event  of
                                    equality, one of the highest) and the lowest
                                    quotation (or, in the event of equality, one
                                    of the  lowest)),  for  Treasury  Debentures
                                    with an  original  maturity of the number of
                                    years  that  is  the  next  highest  to  the
                                    Designated   CMT   Maturity   Index   and  a
                                    remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

                                    (6) If three or four  (and not five) of such
                                    Reference  Dealers  are quoting as set forth
                                    above, then the 10-year Treasury CMT will be
                                    based on the arithmetic  mean of the offered
                                    rates  obtained  and neither the highest nor
                                    lowest of such  quotes  will be  eliminated;
                                    provided,  however, that if fewer than three
                                    Reference    Dealers

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                                    selected  by  the   Calculation   Agent  are
                                    quoting  as set  forth  above,  the  10-year
                                    Treasury CMT with respect to the applicable interest determination date will remain the 10-year Treasury CMT for the immediately preceding Interest Period. If two Treasury Debentures with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Debentures with the shorter remaining term to maturity will be used.

                                    (7)  "Designated  CMT Maturity  Index" means
                                    the original  period to maturity of the U.S.
                                    Treasury securities (10 years) with respect to which the 10-year Treasury CMT will be calculated.

                                    (8)  "Telerate  Page 3750" means the display
                                    designated   on  page   3750  on   MoneyLine
                                    Telerate (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollars deposits).

                                    (9)  "Telerate  Page 7051" means the display
                                    on MoneyLine Telerate (or any successor service), on such page (or any other page as may replace such page on that service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).

                                    (10) "30-year Treasury CMT" has the meaning specified under the definition of 10-year Treasury CMT, except that the Designated CMT Maturity Index for the 30-year Treasury CMT shall be 30 years.

                                    (D) The  3-month  LIBOR  Rate,  the  10-year
                  Treasury CMT and the 30-year Treasury CMT shall each be rounded to the nearest hundredth of a percent.

                                    (E) The  Floating  Rate with respect to each
                  Floating Rate Period will be calculated as promptly as practicable by the Calculation Agent according to the appropriate method described above.

                           (xi) if the Company elects to defer interest during a Fixed Rate Period, interest will continue to accrue and be compounded semiannually at the Fixed Rate until the expiration of the Fixed Rate Period. Prior to the expiration of such Fixed Rate Period and any subsequent Fixed Rate Period during the Extension Period, the Company will have the option to remarket the Notes for a new Fixed Rate Period (to take effect upon expiration of such Fixed Rate Period). If the Company does not remarket the Notes, the Floating Rate during the Extension Period shall be determined as provided herein, but shall not be less than the Fixed Rate for the Fixed Rate Period just ended. If the Company elects to defer interest during a Floating Rate Period, interest will continue to

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         accrue and be compounded  quarterly at the  applicable  Floating  Rate, reset quarterly, subject to the right of the Company to remarket the Notes prior to any Interest Payment Date in order to establish a new Fixed Rate for a new Fixed Rate Period in accordance with the Remarketing Procedures;

                           (xii) in accordance with Part II, clause (b) of this Officer's Certificate and the Remarketing Procedures, the Company may, prior to the expiration of the Initial Fixed Rate Period and any subsequent Fixed Rate Period, prior to any Interest Payment Date during a time in which the Notes are redeemable in any Fixed Rate Period or prior to any Interest Payment Date with respect to a Floating Rate Period, elect to remarket the Notes to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the then current Interest Period). A Fixed Rate Period must be for a duration of at least six months, may not extend beyond the Maturity of the Notes and may not end on a day other than a day immediately preceding an Interest Payment Date. If a new Fixed Rate for a new Fixed Rate Period is set in a Remarketing, a new Fixed Rate Period shall commence following the expiration of the then current Interest Period. If a new Fixed Rate for a new Fixed Rate Period is not set, for any reason, including after the expiration of the Initial Fixed Rate Period, a Floating Rate Period, and the Floating Rate reset quarterly shall be in effect until the Company remarkets the Notes and sets a new Fixed Rate for a new Fixed Rate Period in accordance with the Remarketing Procedures;

                           (xiii) so long as no Event of Default has occurred and is continuing, the Company has the right at any time, and from time to time, to defer payments of interest on the Notes by extending the interest payment period (an "Extension Period"). During an Extension Period, interest will continue to accrue on the Notes. If the Company decides to defer interest payments on the Notes, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the Maturity of the Notes. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all previous and further extensions thereof, may not exceed five consecutive years. There could be multiple Extension Periods of varying lengths throughout the term of the Notes. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements. Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. The Company shall give the Holder or Holders of the Notes, the Trustee, the Remarketing Agent and the Calculation Agent, notice as provided in Sections 105 and 106, respectively, of the Indenture of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or the Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Trust

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         to give notice of the Company's  selection of such Extension  Period to
         Holders of the Trust Securities, the Calculation Agent and the Remarketing Agent.

                  (f) the corporate trust office of Union Bank of California, N.A. in _____ shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment and interest prior to Maturity shall be payable as specified in the form of Note attached hereto, (ii) registration of transfer of the Notes may be effected,
(iii) exchanges of Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and Union Bank of California, N.A. shall be the Security Registrar and a Paying Agent for the Notes; PROVIDED, HOWEVER, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and PROVIDED, FURTHER, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Spokane, Washington as any such place or itself as the Security Registrar;

                  (g) (i) the Notes shall be subject to redemption, in whole but not in part, without premium or penalty, on the last Interest Payment Date relating to the Initial Fixed Rate Period, on such dates with respect to any other Fixed Rate Period as the Company and the Trust may determine prior to the remarketing establishing such Fixed Rate Period or on any Interest Payment Date relating to a Floating Rate Period, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date;

                           (ii) the Notes shall be subject to redemption, in whole but not in part, at the election of the Company, on any date within 90 days of the occurrence, and during the continuation of, a Special Event (as defined herein) at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any to the date fixed for redemption;

                           "Special Event" means an "Investment Company Act Event" or "Tax Event";

                           "Investment Company Act Event" means the receipt by the Company and the Regular Trustees of an Opinion of Counsel to the Company experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the Trust of the Preferred Securities.

                           "Tax Event" means the receipt by the Company and the Regular Trustees of an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder)

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         of the United States or any political  subdivision or taxing  authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Notes; (ii) interest payable on the Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes; or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of issuance by the Trust of the Preferred Securities.

                  (h) inapplicable;

                  (i) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

                  (j) inapplicable;

                  (k) inapplicable;

                  (l) inapplicable;

                  (m) inapplicable;

                  (n) inapplicable;

                  (o) inapplicable;

                  (p) inapplicable;

                  (q) inapplicable;

                  (r) inapplicable;

                  (s) (i) the Notes are to be initially registered in the name of Union Bank of California, N.A., as Institutional Trustee of the Trust. The Notes shall not be transferable, nor shall any purported transfer be registered, except (A) to a nominee of such Institutional Trustee, to such Institutional Trustee by such nominee, by such Institutional Trustee to another nominee, by any such nominee to a successor nominee or by such Institutional Trustee or any nominee thereof to a successor Institutional Trustee or a nominee thereof or (B) to the holders of Trust Securities in the event of the dissolution of the Trust in accordance with the provisions of the Declaration;

                           (ii)  no  service   charge  shall  be  made  for  the
registration of transfer or exchange of the Notes; PROVIDED, HOWEVER, that, after the distribution of the Notes contemplated in clause (i)(B) above, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange and transfer;

                  (t) reference is made to clause (e)(ii) above; and

                  (u) the notes are to be issued and sold to the Trust.

                                    PART II

                  Set forth below in this Part II are additional terms of the series of Notes established hereby, as contemplated by clause (v) in the second paragraph of Section 301 of the Indenture.

                  (a) the Notes shall have such further terms as are set forth in the form of Note attached hereto; provided, however, that if the Trust is dissolved and the Notes are distributed to the holders of the Preferred Securities, the form of Note may, at the election of the Company, be revised to specifically include the provisions of the determination of the interest rate thereon, as set forth in this Officer's Certificate;

                  (b) Article 10 of the Declaration sets forth the Remarketing Procedures to determine the applicable Fixed Rate from time to time for the Preferred Securities. If the Trust is dissolved and the Notes are distributed to the holders of the Preferred Securities, the below described Remarketing Procedures will be applicable to the Notes;

                           (i) if the Company elects to conduct a Remarketing, the Company, not less than 20 nor more than 35 Business Days prior to the related Election Date, is required to give the written notice of proposed Remarketing of the Notes to the Clearing Agency, the Trustee, the Calculation Agent and the Remarketing Agent. If the Notes are not issued in global, fully registered form, such notice shall be delivered to the holders of the Notes instead of the Clearing Agency. Such notice will describe the Remarketing and will indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that apply during such new Fixed Rate Period. At any time prior to the Election Date, the Company may elect to terminate a Remarketing by giving the Clearing Agency (or the Holders as applicable), the Remarketing Agent, the Trustee and the Calculation Agent written notice of such termination;

                           (ii) not later than 4:00 p.m., New York City time, on an Election Date, each Holder of Notes may give a written notice to the Trustee of its election ("Notice of Election") (i) to retain and not to have all or any portion of the Notes owned by it remarketed in the Remarketing, or (ii) to tender all or any portion of such Notes for purchase in the Remarketing (such portion, in either case, is required to be in the Liquidation Amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Trustee will be irrevocable and may not be conditioned upon the level at which the Fixed Rate is established in the Remarketing. Promptly after 4:30 p.m., New York City time, on such Election Date, the Trustee, based on the Notices of Election received by it through the Clearing Agency prior to such time, will notify the Company and the Remarketing Agent of the number of Notes to be retained by holders of Notes and the number of Notes tendered for purchase in the Remarketing;

                           (iii) if any holder of Notes gives a Notice of Election to tender Notes as described above, the Notes so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase. If any holder of Notes fails timely to deliver a Notice of Election, as described above, such Notes will be deemed tendered for purchase in such Remarketing, notwithstanding such failure or the failure by such holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase;

                           (iv) the right of each holder of Notes to have Notes tendered for purchase in the Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement; (ii) the Notes tendered have not been called for redemption; (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a Fixed Rate; and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent;

                           (v) any holder of Notes that desires to continue to retain a number of Notes, but only if the Fixed Rate is not less than a specified rate per annum, shall submit a Notice of Election pursuant to this clause (b) to tender such Notes and separately notify the Remarketing Agent of its interest at the telephone number set forth in the notice of Remarketing. If such holder so notifies the Remarketing Agent, the Remarketing Agent will give priority to such holder's purchase of such number of Notes in the Remarketing, providing that the Fixed Rate is not less than such specified rate;

                           (vi) if holders submit Notices of Election to retain all of the Notes then outstanding, the Fixed Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the related Remarketing Date;

                           (vii)  on  any   Remarketing   Date  on   which   the
         Remarketing is to be conducted, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the Liquidation Amount thereof, Notes tendered or deemed tendered for purchase. Except as provided in the previous paragraph of this clause (b), if, as a result of such efforts, on any Remarketing Date, the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Note, prior to 4:00 p.m., New York City time, on such Remarketing Date, the Remarketing Agent will determine the Fixed Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum that will enable it to remarket all Notes tendered or deemed tendered for Remarketing at a price of $1,000 per Note;

                           (viii) if the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time on the third Business Day prior to the Remarketing Settlement Date, all Notes tendered or deemed tendered for a purchase at a price of $1,000 per Note, the Interest Rate for the next Interest Period shall be the Floating Rate and the new Interest Period shall be a Floating Rate Period. In such case, no Notes will be sold in the

         Remarketing and each holder will continue to hold its Notes at the Floating Rate during such Floating Rate Period;

                           (ix) all Notes tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of the Clearing Agency against payment of the purchase price therefor on the Remarketing Settlement Date. The Remarketing Agent will make payment to the Clearing Agency Participant of each tendering holder of Notes in the Remarketing through the facilities of the Clearing Agency by the close of business on the Remarketing Settlement Date;

                           (x) in accordance  with the Clearing  Agency's normal
         procedures,   on  the  Remarketing  Settlement  Date,  the  transaction
         described above with respect to each Note tendered for purchase and sold in the Remarketing, will be executed through the Clearing Agency Participants, will be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency is expected to make payment in accordance with its normal procedures;

                           (xi) if any holder selling Notes in the Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling holder and of any other person that was to have purchased Notes in the Remarketing may deliver to any such other person a number of Notes that is less than the number of Notes that otherwise was to be purchased by such person. In such event, the number of Notes to be so delivered will be determined by such Clearing Agency Participant and delivery of such lesser number of Notes will constitute good delivery;

                           (xii) the Remarketing Agent is not obligated to purchase any Notes that would otherwise remain unsold in a Remarketing. Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for Remarketing;

                           (xiii)  prior  to  the  issuance  of the  Notes,  the
         Company and the Trust will enter into the Remarketing Agreement with the Remarketing Agent, providing, among other things, that the
         Remarketing Agent will follow the Remarketing Procedures for the purposes of determining the applicable Fixed Rate. The Company will pay the Remarketing Agent compensation for its services under the Remarketing Agreement;

                  (c) if the Company shall make any deposit of money and/or Government Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 601 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                           (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 601; PROVIDED, HOWEVER, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

                           (ii) an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

                  (d) if the Company engages in a conveyance or transfer of property as contemplated in Section 1005 of the Indenture, the Company will not be released and discharged from all obligations under the Indenture and the Notes unless the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of conveyance or transfer and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such conveyance or transfer had not been effected;

                  (e) for so long as the Notes are outstanding, the Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, as contemplated by Section 1001 of the Indenture, to any Person if such person is organized and existing under the laws of Canada or any Province thereof.

                  (f) if at any time the Notes are to be held by a securities depository, the Company may at such time establish the matters contemplated in clause (q) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Officer's Certificate; and

                  (g) For all purposes of this Officer's Certificate, except as otherwise expressly provided or unless the context otherwise requires:

                           "Calculation Agent" means Union Bank of California, N.A., or its successor appointed by the Company and, if applicable, the Regular Trustees, acting as calculation agent.

                           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                           "Declaration" means the AVA Capital Trust III Amended and Restated Declaration of Trust dated as of _____, 2004 among the Company, the trustees named therein, and the holders of undivided beneficial interests in the assets of the Trust.

                           "Declaration Event of Default" means an "Event of Default" under the Declaration.

                           "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of the prevailing Interest Rate per annum from the applicable Interest Payment Date to the date of payment, compounded on each Interest Payment Date.

                           "Definitive Preferred Securities  Certificates" means
         Preferred  Securities   Certificates  issued  in  certificated,   fully
         registered form as provided in the Declaration.

                           "Distribution Payment Date" means each day on which Distributions are payable on the Preferred Securities determined based on the prevailing Distribution Rate.

                           "Distribution Period" means each semiannual period in a Fixed Rate Period and each quarterly period in a Floating Rate Period for which Distributions are payable on the Trust Securities.

                           "Distribution   Rate"   means   the   rate  at  which
         Distributions will accrue on the Trust Securities.

                           "Distributions" means amounts payable in respect of the Preferred Securities pursuant to Section 4.01 of the Declaration.

                           "Election Date" means a date that is no later than the fifth Business Day prior to the proposed Remarketing Date.

                           "Extension Period" means any period during which the Company has elected to defer payments of interest on the Notes, which deferral may be for a period of up to five years.

                           "Fixed Rate" means the Distribution Rate (or Interest Rate with respect to the Notes) during a Fixed Rate Period.

                           "Fixed Rate Period" means the Initial Fixed Rate Period and each period set by the Company and, if applicable, the Regular Trustees during a Remarketing for which the Fixed Rate determined in such Remarketing will apply; provided, however, that a Fixed Rate Period must be for a duration of at least six months, may not extend beyond the Maturity of the Notes and may not end on a day other than a day immediately preceding a Distribution Payment Date (or Interest Payment Date with respect to the Notes).

                           "Floating Rate" has the meaning set forth in Part I, clause (e).

                           "Floating Rate Determination Date" means the second London Business Day immediately preceding the first day of the relevant Distribution Period (or Interest Period with respect to the Notes) in the Floating Rate Period.

                           "Floating Rate Period" means any period during which a Floating Rate is in effect.

                           "Initial Distribution Rate" means ___% per annum.

                           "Initial Fixed Rate Period" means the period from the date of original issuance through _____, 2009.

                           "Initial Interest Rate" means ___% per annum.

                           "Institutional Trustee" means the commercial bank or trust company identified as the "Institutional Trustee" in the Declaration solely in its capacity as Institutional Trustee of the Trust.

                           "Interest Payment Dates" means the dates on which interest on the Notes is payable.

                           "Interest Period" means the period for which interest on the Notes is payable.

                           "Interest Rate" means the rate, in effect from time to time, at which interest shall accrue on the Notes.

                           "Liquidation Amount" means the stated amount of $1,000 per Trust Security or the principal amount of the Notes.

                           "Liquidation Distribution" has the meaning specified in Section 9.05 of the Declaration.

                           "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

                           "Preferred Security" means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $1,000 and having rights provided therefor in the Declaration, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                           "Preferred    Securities    Certificate"    means   a
         certificate evidencing ownership of a Preferred Security or Securities, substantially in the form attached as Exhibit A to the Declaration.

                           "Regular Trustee" means each of the individuals identified as a "Regular Trustee" in the Declaration.

                           "Remarketing" means the conduct by which a Fixed Rate shall be determined in accordance with the Remarketing Procedures.

                           "Remarketing Agent" means Lehman Brothers Inc., its successors or assigns, or such other remarketing agent appointed to such capacity by the Company and, if applicable, the Administrative Trustees.

                           "Remarketing Agreement" means the agreement among the Company, the Trust and Lehman Brothers Inc., as remarketing agent, dated as of _____, 2004.

                           "Remarketing Date" means any Business Day no later than the third Business Day prior to any Remarketing Settlement Date.

                           "Remarketing Procedures" means those procedures set forth in Article 10 of the Declaration and Part II, clause (b) of this Officer's Certificate.

                           "Remarketing Settlement Date" means, to the extent applicable, (i) the first Business Day of the next Distribution Period (or Interest Period with respect to the Notes) following the expiration of the Initial Fixed Rate Period and any subsequent Fixed Rate Period,
         (ii) any Distribution Payment Date (or Interest Payment Date with respect to the Notes) during a Floating Rate Period or (iii) any Distribution Payment Date (or Interest Payment Date with respect to the Notes) during a time in which Preferred Securities or Notes are redeemable in a Fixed Rate Period subsequent to the Initial Fixed Rate Period.

                           "Trust" means AVA Capital Trust III, a statutory trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase the Notes.

                           "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                           "Trust   Security"   means  any  one  of  the  Common
         Securities (as defined in the Declaration) or the Preferred Securities.

                  IN WITNESS WHEREOF, I have executed this Officer's Certificate this ___ day of __________, 2004.



                                            ------------------------------------
                                            Name:
                                            Title:

                                                                    FORM OF NOTE

                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)

                               AVISTA CORPORATION
                          _______________, Series _____

[ORIGINAL INTEREST ACCRUAL DATE:                         REDEEMABLE:   YES____ NO____
STATED MATURITY:                                                  INITIAL REDEMPTION DATE:
INTEREST RATE:  DETERMINED BY PROCEDURES SET FORTH IN             INITIAL REDEMPTION PRICE:
THE INDENTURE
INTEREST PAYMENT DATES:  DETERMINED BY PROCEDURES SET             REDUCTION PERCENTAGE:
FORTH IN THE INDENTURE
REGULAR RECORD DATES:  THE OPENING OF BUSINESS ON THE             REDEMPTION LIMITATION DATE:
BUSINESS DAY IMMEDIATELY PRECEDING THE RELEVANT
INTEREST PAYMENT DATE
OTHER PROVISIONS:]



                                OID: YES __ NO __
                            TOTAL AMOUNT OF OID (%):
                             YIELD TO MATURITY (%):
                                 INITIAL ACCRUAL
                                 PERIOD OID (%):
                            (CONSTANT - YIELD METHOD)


                   ------------------------------------------
                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.
                   ------------------------------------------


Principal Amount                                         Registered No.
$                                                        CUSIP

AVISTA CORPORATION, a corporation organized and existing under the laws of the State of Washington (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                         DOLLARS

on the Stated Maturity specified above (or upon earlier redemption), and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity (or upon earlier redemption), at the Interest Rate then in effect, until the principal hereof and any overdue interest is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  So long as no Event of Default shall have occurred and be continuing, the Company has the right to defer payments of interest on this Security by extending the interest payment period from time to time on this Security (an "Extension Period"). If the Company decides to defer interest payments on this Security, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the Stated Maturity of this Security. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all such previous and further extensions thereof, may not exceed five consecutive years. Upon termination of any Extension Period and the payments of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of this Security. During an Extension Period, Unpaid Interest (together with interest thereon) will compound on each Interest Payment Date at the prevailing Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

                  The Company shall give the Holder of this Security, the Trustee, the Remarketing Agent and the Calculation Agent notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Trust is required to give notice to any applicable self-regulatory organization of the record date or the date distributions are payable.

                  Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of Union Bank of California, N.A. in _____, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a Trust or securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of _____, 2004 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and _____, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture. This Security is one of the series designated above.

                  The Securities of this series are subject to redemption, in whole but not in part, without premium or penalty, on the last Interest Payment Date relating to the Initial Fixed Rate Period, on such dates with respect to any other Fixed Rate Period as the Company and the Trust may determine prior to the remarketing establishing such Fixed Rate Period or on any Interest Payment Date relating to a Floating Rate Period, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date

                  The Securities of this series are subject to redemption, in whole but not in part, at the election of the Company, on any date within 90 days of the occurrence, and during the continuation of, a Special Event (as defined herein) at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any to the date fixed for redemption.

                  "Special Event" means an "Investment Company Act Event" or "Tax Event".

                  "Investment Company Act Event" means the receipt by the Company and the Regular Trustees of an Opinion of Counsel to the Company experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the Trust of the Preferred Securities.

                  "Tax Event" means receipt by the Company and the Regular Trustees of an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Notes; (ii) interest payable on the Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes; or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of issuance by the Trust of the Preferred Securities.

                  Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any and interest, if any, on this Security on or prior the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                  The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Security (if the Holder is a Trust) after paying taxes, duties, assessments or governmental charges of any nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                  If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  Each Holder hereof, by his acceptance hereof, agrees to treat this Security as indebtedness for all United States tax purposes.

                  The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders if Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

                  The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of Union Bank of California, N.A. in _____, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                  If any Interest Payment Date with respect to a Fixed Rate Period is not a Business Day, interest will be payable, without additional interest, on the immediately succeeding Business Day, with the same force and effect as if payment was made on the date such payment was originally payable (and without the accrual of any additional amount of interest). If any Interest Payment Date with respect to a Floating Rate Period is not a Business Day, then interest will be payable on the immediately succeeding Business Day and interest shall accrue to the actual payment date (except for an Interest Payment Date that coincides with Maturity or the Redemption Date).

                  The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of Union Bank of California, N.A. in _____, or such other office or agency as may be designated by the Company from time to time.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable .

                  As used herein, "Business Day" means any day, other than an Saturday or Sunday, which is not a day on which banking institutions or trust companies in the City of New York, New York or other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, any supplemental indenture, Officer's Certificate or Board Resolution hereto.

                  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                  Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                           AVISTA CORPORATION

                           By:
                                ------------------------------------------------
                                       [Title]


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
         -----------------------------------

         -----------------------------------   OR ------------------------------

         -----------------------------------      ------------------------------
         as Trustee                                          as Trustee
    By:                                           By: [                     ],
         -----------------------------------
         Authorized Officer

                                                       AS AUTHENTICATING AGENT

                                                  By:
                                                     ---------------------------
                                                       Authorized Officer

                  THIS  SECURITY  SHALL  NOT  BE  TRANSFERABLE,  NOR  SHALL  ANY
PURPORTED TRANSFER BE REGISTERED, EXCEPT (A) TO A NOMINEE OF _____, AS INSTITUTIONAL TRUSTEE, TO SUCH INSTITUTIONAL TRUSTEE BY SUCH NOMINEE, BY SUCH INSTITUTIONAL TRUSTEE TO ANOTHER NOMINEE, BY ANY SUCH NOMINEE TO A SUCCESSOR NOMINEE OR BY SUCH INSTITUTIONAL TRUSTEE OR ANY NOMINEE THEREOF TO A SUCCESSOR INSTITUTIONAL TRUSTEE OR A NOMINEE THEREOF OR (B) TO THE HOLDERS OF TRUST SECURITIES IN THE EVENT OF THE DISSOLUTION OF THE TRUST IN ACCORDANCE WITH THE PROVISIONS OF THE DECLARATION.

                               -------------------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



     -----------------------------------------------------------------------
     [please insert social security or other identifying number of assignee]



     -----------------------------------------------------------------------
            [please print or typewrite name and address of assignee]



     -----------------------------------------------------------------------


the within Security of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:   ________________

                           --------------------------

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.